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EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47736 and 333-90088) pertaining to the GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica, Inc. 1999 Stock Plan and the GoAmerica, Inc. Employee Stock Purchase Plan of our report dated March 26, 2002, with respect to the financial statements and schedule of GoAmerica, Inc. for the years ended December 31, 2000 and 2001 included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                      /s/   Ernst & Young LLP

MetroPark, New Jersey
April 7, 2003

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